                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant {X}
Filed by a Party other than the Registrant {  }

Check the appropriate box:
      { }  Preliminary Proxy Statement
      { }  Confidential, for Use of the Commission Only (as permitted by
             Rule 14a-6(e)(2))
      {X}  Definitive Proxy Statement
      { }  Definitive Additional Materials
      { }  Soliciting Material Pursuant to Rule 14a-12

                           TOWER FINANCIAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                ------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
      {X}  No fee required.
      { }  Fee computed on table below per Exchange Act Rules
             14a-6(i)(1) and 0-11.

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                  applies:

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            (2)   Aggregate number of securities to which transaction applies:

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            (3)   Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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            (4)   Proposed maximum aggregate value of transaction:

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            (5)   Total fee paid:

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      { }  Fee paid previously with preliminary materials.
      { } Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)   Amount Previously Paid:

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
                          TOWER FINANCIAL CORPORATION
                              116 EAST BERRY STREET
                            FORT WAYNE, INDIANA 46802

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on April 15, 2003

                   TO THE HOLDERS OF SHARES OF COMMON STOCK OF
                           TOWER FINANCIAL CORPORATION

      NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Tower Financial Corporation will be held in the lobby of Tower Bank & Trust Company, 116 East Berry Street, Fort Wayne, Indiana, 46802 on Tuesday, April 15, 2003 at 5:30 p.m., Fort Wayne time, for the purpose of considering and voting upon the following matters:

      1. ELECTION OF DIRECTORS. To elect five directors to serve until the 2006 annual meeting of the shareholders and until their successors are elected and have qualified;

      2. APPOINTMENT OF OUTSIDE ACCOUNTANTS. To approve the appointment of Crowe, Chizek and Company LLP as Tower Financial Corporation's principal independent auditors for fiscal year 2003; and

      3. OTHER BUSINESS. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

      All shareholders of record at the close of business on Friday, February 14, 2003 will be eligible to vote at the meeting.

      WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ADDRESSED, POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. WE WOULD APPRECIATE RECEIVING YOUR PROXY BY MONDAY, APRIL 7, 2003.

                                             By Order of the Board of Directors,


                                             /s/ Donald F. Schenkel
                                             -----------------------------------
                                             Donald F. Schenkel
                                             Chairman of the Board, President &
                                             Chief Executive Officer

Dated:  March 6, 2003

                           TOWER FINANCIAL CORPORATION
                              116 EAST BERRY STREET
                            FORT WAYNE, INDIANA 46802

                                 PROXY STATEMENT
                                ANNUAL MEETING OF
                                  SHAREHOLDERS
                                 APRIL 15, 2003

                               GENERAL INFORMATION

      This Proxy Statement is being furnished to shareholders of Tower Financial Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company, to be voted at the annual meeting of shareholders of the Company (the "Annual Meeting") on Tuesday, April 15, 2003 at 5:30 p.m., Fort Wayne time, in the lobby of Tower Bank & Trust Company, 116 East Berry Street, Fort Wayne, Indiana, 46802, and at any and all adjournments thereof. It is expected that the proxy materials will be mailed to shareholders on or about March 7, 2003.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise. If a shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. A shareholder attending the Annual Meeting will be given the opportunity to revoke his or her proxy and vote in person.

      Unless revoked, a proxy will be voted at the Annual Meeting in accordance with the instructions of the shareholder in the proxy, or if no instructions are given, for the election as directors of all nominees listed under "Election of Directors" and for the "Appointment of Outside Accountants." Election of directors will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval or disapproval of the appointment of outside accountants will be subject to the vote of holders of a greater number of shares favoring approval than those opposing it. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street names on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present but not as voting in favor of such proposal. As a result, with respect to all of the proposals, neither broker non-votes nor abstentions on such proposals will affect the determination of whether such proposals will be approved.

      The Board of Directors knows of no matters, other than those described in the attached Notice of Annual Meeting, which are to be brought before the meeting. If other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy form to vote such proxy in accordance with their judgment.

      The entire cost of soliciting proxies will be borne by the Company. Proxies may be solicited by mail, facsimile or telegraph. Directors, officers, or regular employees of the Company or its subsidiaries may solicit proxies in person or by telephone without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses in forwarding soliciting materials to the beneficial owners of common stock of the Company.

      The Board of Directors, in accordance with the By-Laws of the Company, has fixed the close of business on February 14, 2003 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and at any and all adjournments thereof.

      At the close of business on such record date, the outstanding number of voting securities of the Company was 3,931,184 shares of common stock, each of which is entitled to one vote on all matters, including the election of directors.

                              ELECTION OF DIRECTORS

      The Company's By-Laws provide for a board of directors consisting of 15 members. The Articles of Incorporation and By-Laws of the Company further provide that the directors shall be divided into three classes, Class I, Class II and Class III, with each class serving a staggered three-year term and with the number of directors in each class being as nearly equal as possible.

      Currently, the Board of Directors of the Company consists of 15 directors divided into three classes. Each class contains five directors. The term of one class of directors expires each year. Generally, each director serves until the annual meeting of shareholders held in the year that is three years after such director's election and until such director's successor is elected and has qualified. Five directors are to be elected at the Annual Meeting. The Board of Directors has nominated Kathryn D. Callen, Craig S. Hartman, Jerome F. Henry, Jr., Debra A. Niezer, and Joseph D. Ruffolo as directors for three-year terms expiring at the 2006 annual meeting of shareholders and upon election and qualification of their successors. Each of the nominees is presently a Class I director of the Company whose term expires this year. The other members of the Board, who are Class II and Class III directors, will continue in office in accordance with their previous elections until the expiration of their terms at the 2004 or 2005 annual meetings of shareholders, as the case may be.

      It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of the five nominees listed herein. The proposed nominees for election as director are willing to be elected and serve; but in the event that any nominee at the time of election is unable to serve or is otherwise unavailable for election, the Board of Directors may select a substitute nominee, and in that event the persons named in the enclosed proxy intend to vote such proxy for the person so selected. If a substitute nominee is not so selected, such proxy will be voted for the election of the remaining nominees.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED ABOVE.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table presents information regarding the beneficial ownership of the Company's common stock as of February 14, 2003, by: (a) all persons known to the Company to be a beneficial owner of more than five percent of the Company's common stock, (b) the nominees for election as directors of the Company, (c) the directors of the Company whose terms of office will continue after the Annual Meeting, (d) the executive officers named in the Summary Compensation Table, and (e) all directors and executive officers of the Company as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

                                           Number of Shares       Percent of Class
                                             Beneficially           Beneficially
Name of Beneficial Owner                       Owned (1)             Owned (2)
----------------------------------------------------------------------------------
Curtis A. Brown                                 32,734 (3)                *
Keith E. Busse                                  46,905 (4)               1.19%
Kathryn D. Callen                               10,500 (5)                *
Peter T. Eshelman                               15,952 (6)                *
Edwin Fraser                                   258,524 (7)               6.58%
Michael S. Gouloff                              20,952 (6)                *
Craig S. Hartman                               144,962 (8)               3.65%
Jerome F. Henry, Jr                             46,175 (9)               1.17%
Kevin J. Himmelhaver                            33,643 (10)               *
R.V. Prasad Mantravadi, M.D                     10,480                    *
Michael J. Mirro, M.D                           39,198 (11)               *
Debra A. Niezer                                  8,231 (12)               *
William G. Niezer                               28,985 (13)               *
Joseph D. Ruffolo                               39,552 (14)              1.00%
Donald F. Schenkel                              79,129 (15)              1.99%
Gary D. Shearer                                 19,692 (16)               *
Larry L. Smith                                  15,476 (17)               *
John V. Tippmann, Sr                            86,775 (9)               2.20%
Irene A. Walters                                15,952 (18)               *
All directors and executive officers of
   Company as a group (18 persons)             695,293 (19)             16.75%
----------------------------------------------------------------------------------

      *   less than 1%

(1) Does not include shares subject to stock options which are not exercisable within 60 days.

(2) The percentages shown are based on the 3,931,184 shares outstanding as of February 14, 2003, plus, for each person or group, the number of shares that the person or group has the right to acquire within 60 days pursuant to options granted under the Company's 1998 Stock Option and Incentive Plan (the "1998 Stock Option Plan") and the 2001 Stock Option and Incentive Plan (the "2001 Stock Option Plan").

(3) Includes 9,900 shares held by Mr. Brown's wife and children and presently exercisable stock options to purchase 21,750 shares granted by the Company. Also includes 1,084 vested shares held in the Company's 401(k) Plan.

(4) Includes presently exercisable stock options to purchase 11,905 shares granted by the Company.

(5)   Includes 4,500 shares held by Ms. Callen's children.

(6) Includes presently exercisable stock options to purchase 5,952 shares granted by the Company.

(7) Based solely on reports filed under Section 13(d) or 13(g) of the Securities Exchange Act of 1934. Mr. Fraser resides at 195 Marine Street, Farmingdale, New York 11735. Mr. Fraser has the sole authority to vote 133,090 shares and shared authority to vote 125,434 shares.

(8) Includes presently exercisable stock options to purchase 37,262 shares granted by the Company.

(9) Includes presently exercisable stock options to purchase 11,175 shares granted by the Company.

(10) Includes presently exercisable stock options to purchase 21,750 shares granted by the Company. Also includes 1,093 vested shares held in the Company's 401(k) Plan.

(11) Includes presently exercisable stock options to purchase 9,198 shares granted by the Company.

(12) Includes 2,190 shares owned by Ms. Niezer's husband and children and presently exercisable stock options to purchase 1,191 shares granted by the Company.

(13) Includes 1,733 shares owned by Mr. Niezer's wife and children and presently exercisable stock options to purchase 5,952 shares granted by the Company.

(14) Includes 1,100 shares owned by Mr. Ruffolo's wife and children and presently exercisable stock options to purchase 8,452 shares granted by the Company.

(15) Includes presently exercisable stock options to purchase 50,679 shares granted by the Company. Also includes 910 vested shares held in the Company's 401(k) Plan.

(16) Includes presently exercisable stock options to purchase 8,750 shares granted by the Company. Also includes 1,992 vested shares held in the Company's 401(k) Plan.

(17) Includes presently exercisable stock options to purchase 2,976 shares granted by the Company.

(18) Includes 5,000 shares owned by Ms. Walters' husband, all of which she disclaims beneficial ownership, and presently exercisable stock options to purchase 5,952 shares granted by the Company.

(19) Includes presently exercisable options to purchase 220,071 shares granted by the Company.

          INFORMATION ABOUT DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

      The following information is furnished with respect to each director and executive officer of the Company, which includes one executive officer of Tower Bank & Trust Company (the "Bank"), a wholly-owned subsidiary of the Company, who performs policy-making functions for the Company. Each of the Company's directors is also a director of the Bank.

                                                                                     Has Served       Year When Term
                                                                                     As Director       As A Director
Name                                  Age                 Position(s)                   Since             Expires
--------------------------------------------------------------------------------------------------------------------
Curtis A. Brown.................       47        Executive Vice President and
                                                    Chief Lending Officer
Keith E. Busse..................       59                  Director                      1998              2005
Kathryn D. Callen...............       48                  Director                      2001              2003
Peter T. Eshelman...............       49                  Director                      1998              2005
Michael S. Gouloff..............       55                  Director                      1998              2005
Craig S. Hartman................       48                  Director                      1998              2003
Jerome F. Henry, Jr.............       52                  Director                      1999              2003
Kevin J. Himmelhaver............       47          Executive Vice President,
                                                    Chief Financial Officer
                                                        and Secretary
R.V. Prasad Mantravadi, M.D. ...       57                  Director                      1999              2004
Michael J. Mirro, M.D...........       54                  Director                      1998              2004
Debra A. Niezer.................       48                  Director                      1998              2003
William G. Niezer...............       52                  Director                      1998              2004
Joseph D. Ruffolo...............       61                  Director                      1998              2003
Donald F. Schenkel..............       61           Chairman of the Board,               1998              2005
                                                  President, Chief Executive
                                                     Officer and Director
Gary D. Shearer.................       38          Senior Vice President and
                                                   Trust Officer of the Bank
Larry L. Smith..................       54                  Director                      1998              2004
John V. Tippmann, Sr............       61                  Director                      1999              2004
Irene A. Walters................       60                  Director                      1998              2005

      The business experience of each of the directors and executive officers of the Company for at least the past five years is summarized below:

      Curtis A. Brown has been the Executive Vice President of the Company since January 2001. He has also been the Chief Lending Officer of the Company and Chief Operating Officer and Chief Lending Officer of the Bank since October 1998. In addition, Mr. Brown has been President and a director of the Bank since April 2002. Prior to such time, he served as Executive Vice President of the Bank. He is a native of Fort Wayne and has over 25 years of experience in the banking industry. From 1993 until 1998, Mr. Brown managed corporate banking groups for NBD Bank, Indiana in Fort Wayne, holding the positions of First Vice President and Group Head.

      Keith E. Busse has been a director of the Company since 1998. Since September 1993, Mr. Busse has served as President and Chief Executive Officer of Steel Dynamics, Inc., a primary steel-making company headquartered in Butler, Indiana, and formed by Mr. Busse and others in 1993. Mr. Busse is also a director of Steel Dynamics, Inc.

      Kathryn D. Callen has been a director of the Company since 2001. Ms. Callen is currently a member of the Board of Trustees at the University of Saint Francis and a former director of the Greater Fort Wayne Metropolitan YMCA, positions she has held since October 2000 and 1993, respectively. Prior to these positions, Ms. Callen served as Vice President of The Lutheran Health Foundation until 1994 and has held various other positions with The Lutheran Health Foundation since 1993. Ms. Callen is a former President of Summcorp Financial Services, Inc. and a former member of the Board of Directors of Summcorp and Summit Bank in Fort Wayne.

      Peter T. Eshelman has been a director of the Company since 1998. Mr. Eshelman is President and Chief Executive Officer of American Specialty Companies, Inc., a sports and entertainment risk management company based in Roanoke, Indiana, of which he is the majority shareholder. He has held these positions since 1989.

      Michael S. Gouloff has been a director of the Company since 1998. Mr. Gouloff has served as President of Schenkel Schultz Architects, a national architectural firm known for the design of educational and correctional facilities, since 1985 and has been employed by the firm since 1973.

      Craig S. Hartman has been a director of the Company since 1998. Mr. Hartman has been the chairman and CEO of Fall Creek Housing since November 2001. Prior to that time, Mr. Hartman was the chairman of the board of Preferred, Inc., an industrial roofing and painting company which he founded in 1973 and for which he served as chief executive officer.

      Jerome F. Henry, Jr. has been a director of the Company since 1999. Mr. Henry founded and is the President of Midwest Pipe & Steel, Inc., a company specializing in steel service, industrial scrap and steel brokerage. Mr. Henry has held this position since 1975. Mr. Henry is also President of Paragon Tube Corporation, a manufacturer of steel tubing, and Paragon Steel Trading, Inc., a distributor of steel coils. Each company is headquartered in Fort Wayne. He has held these respective positions since 1990 and 1995.

      Kevin J. Himmelhaver has been the Executive Vice President of the Company and the Bank since January 2001 and the Chief Financial Officer and Secretary of the Company and the Bank since October 1998 and November 1998, respectively. In addition, Mr. Himmelhaver has been a director of the Bank effective April 2002. Mr. Himmelhaver has over 23 years of banking experience in the Fort Wayne area. From 1993 to 1998, Mr. Himmelhaver served as Senior Vice President and Chief Financial Officer and as a director of Norwest Bank Indiana, N.A., and Norwest Bank Ohio, N.A.

      R. V. Prasad Mantravadi, M.D. has been a director of the Company since 1999. Dr. Mantravadi has been a partner with Radiation Oncology Associates P.C. since 1983. Radiation Oncology is a physicians' group providing health services to the entire Northeast Indiana Region.

      Michael J. Mirro, M.D. has been a director of the Company since 1998. Dr. Mirro has been a partner of Fort Wayne Cardiology since 1982. In 1998 Fort Wayne Cardiology merged with a multi-specialty internal medicine group to form Indiana Medical Associates, LLC. Indiana Medical Associates, LLC is a group of 46 physicians providing health services to the entire Northeast Indiana Region.

      Debra A. Niezer has been a director of the Company since 1998. Ms. Niezer has been the Chief Operating Officer and Treasurer of AALCO Distributing Company, a beer distributor in Fort Wayne, since January 2002. Prior to that time, beginning in April 1995, Ms. Niezer was Vice President and Assistant Treasurer of AALCO. From January 1989 to March 1995, Ms. Niezer served as Vice President and Employee Benefits Officer for NBD Bank, Indiana in Fort Wayne.

      William G. Niezer has been a director of the Company since 1998. Mr. Niezer has been Chief Executive Officer of Acordia of Indiana LLC, an insurance broker, a position he has held since September 1997. Mr. Niezer previously served as President and Chief Executive Officer of Acordia of Northeast Indiana, Inc., from February 1995 to September 1997.

      Joseph D. Ruffolo has been a director of the Company since 1998. Since 1993, Mr. Ruffolo has been a member of Ruffolo Benson LLC, a business investment firm located in Fort Wayne. Ruffolo Benson LLC specializes in management buy-outs, capital sourcing and acquisitions. Mr. Ruffolo is also a director of Steel Dynamics, Inc.

      Donald F. Schenkel is the President and Chief Executive Officer of the Company, Chief Executive Officer of the Bank and a director of the Company and the Bank, positions he has held since July 1998, and was elected the Chairman of the Board of the Company and the Bank in October 1998. Mr. Schenkel also served as President of the Bank from October 1998 through March 2002. Mr. Schenkel is a native of Fort Wayne and has over 33 years of experience in the banking industry. Prior to joining the Company, he served as First Vice President of NBD Bank, Indiana. From 1993 to 1998, he served as Division Head of Retail Banking and Private Banking & Investments for NBD Bank, Indiana.

      Gary D. Shearer has been the Senior Vice President and Trust Officer of the Bank since January 2001 and Vice President and Trust Officer of the Bank since August 1999. Mr. Shearer has over 18 years of banking and trust experience. From 1994 to 1999, Mr. Shearer served as Vice President and Investment Officer at Fort Wayne National Bank and Vice President and Regional Trust Manager at National City Bank of Indiana.

      Larry L. Smith has been a director of the Company since 1998. Mr. Smith has served since March 1993 as President and Chief Executive Officer of QCOnics, Inc., an automotive supplier based in Angola, Indiana.

      John V. Tippmann, Sr. has been a director of the Company since 1999. Mr. Tippmann is Chairman of the Tippmann Group, a position he has held since 1985. The Tippmann Group, through its three subsidiaries, operates frozen/refrigerated distribution warehouses, specializes in the design and construction of frozen food process and cold storage facilities, and manages many buildings throughout the Midwest.

      Irene A. Walters has been a director of the Company since 1998. Ms. Walters is the Director of University Relations and Communications at Indiana University-Purdue University Fort Wayne. Ms. Walters has held this position since 1995. Prior to that time, from 1990 to 1995, Ms. Walters was the Executive Director of the Fort Wayne Bicentennial Celebration Council.

      Ms. Niezer is the sister-in-law of Mr. Niezer. There are no other family relationships among the directors and executive officers of the Company.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

      The Company has a standing Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, Executive Committee, Loan and Investment Committee, and Trust Committee of the Board of Directors.

      AUDIT COMMITTEE The members of the Audit Committee are Kathryn D. Callen; Jerome F. Henry, Jr.; R.V. Prasad Mantravadi, M.D.; Michael J. Mirro, M.D.; and William G. Niezer. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, including the requirements that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200
(a)(14). The Audit Committee meets with management and the Company's outside accountants to determine adequacy of internal controls, to review interim and annual financial statements and to address other financial matters. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee held four meetings during 2002.

      COMPENSATION COMMITTEE The members of the Compensation Committee are Michael S. Gouloff, Craig S. Hartman, and Joseph D. Ruffolo. The Compensation Committee's responsibilities include considering and recommending to the Board of Directors any changes in compensation and benefits for officers of the Company. The Compensation Committee also administers the 1998 Stock Option Plan and the 2002 Stock Option Plan. The Compensation Committee held one meeting during 2002.

      CORPORATE GOVERNANCE AND NOMINATING COMMITTEE The members of the Corporate Governance and Nominating Committee are Craig S. Hartman, Donald F. Schenkel, and Irene A. Walters. The Corporate Governance and Nominating Committee's responsibilities include making recommendations concerning the organization, size and composition of the Company's Board of Directors and its standing committees and proposing nominees for election to the Board of Directors and such committees, making recommendations concerning director compensation, and developing corporate governance guidelines and a code of conduct for the Company's directors and officers. The Corporate Governance and Nominating Committee will consider nominees recommended by the shareholders if such recommendations comply with the advance notice and eligibility requirements of the Company's By-Laws. A summary of these requirements is provided in this proxy statement under "Shareholders' Proposals for 2004 Annual Meeting." The Corporate Governance and Nominating Committee held two meetings during 2002.

      EXECUTIVE COMMITTEE The members of the Executive Committee are Keith E. Busse, Kathryn D. Callen, Craig S. Hartman, Joseph D. Ruffolo, and Donald F. Schenkel, and John V. Tippmann, Sr. The Executive Committee's responsibilities include considering and recommending to the Board of Directors issues concerning strategic planning and direction, business line expansion and any other major issues. The Executive Committee held three meetings during 2002. -

      LOAN AND INVESTMENT COMMITTEE The members of the Loan and Investment Committee are Michael S. Gouloff; Debra A. Niezer; Joseph D. Ruffolo; Larry L. Smith; and Irene A. Walters. The Loan and Investment Committee's responsibilities include the oversight of the Bank's Loan, Investment and Asset Liability Committee's operating policies. The committee reviews Reg O credits, credits that exceed in-house limits and loan review procedures. The committee also reviews investment activity and the Company's liquidity and rate sensitivity positions. The Loan and Investment Committee held 11 meetings during 2002.

      TRUST COMMITTEE The members of the Trust Committee are Kathryn D. Callen; Debra A. Niezer; Donald F. Schenkel; John V. Tippmann, Sr.; and Irene A. Walters. The Trust Committee has the responsibility to oversee the trust operating policies and the activities of trust services including investment fund strategies and fee schedules. The Trust Committee held four meetings during 2002.

      During 2002, there were a total of 12 meetings of the Board of Directors of the Company. Each director attended at least 75% of the meetings of the Board of Directors of the Company and each committee of the Board on which the director served except: Keith E. Busse, 67%; Peter T. Eshelman, 31%; Michael J. Mirro, M.D., 41%; and John V. Tippmann, Sr., 50%.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's common stock, to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 2002 all
Section 16 filing requirements were met, except that, due to an administrative oversight, each of Brown, Busse, Callen, Gouloff, Hartman, Henry, Himmelhaver, Mantravadi, Mirro, D. Niezer, W. Niezer, Ruffolo, Schenkel, Shearer, Smith, and Tippmann failed to timely file one Form 4 to report a purchase transaction in connection with the Company's 2002 rights offering. The respective Form 4s were subsequently filed after the due date.

AUDIT COMMITTEE REPORT

      The Audit Committee (the "Committee") has reviewed and discussed with management the Company's audited consolidated financial statements for the year ended December 31, 2002. The Committee has discussed with the Company's outside accountants, Crowe, Chizek and Company LLP ("Crowe Chizek"), the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Committee has received and reviewed the written disclosures and the letter from Crowe Chizek required by Independence Standard No.1, Independence Discussions with

Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors' independence. Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee has also considered whether the provision of services by Crowe Chizek not related to the audit of the financial statements referred to above is compatible with maintaining Crowe Chizek's independence.

William G. Niezer, Chairman  Jerome F. Henry, Jr.   R.V. Prasad Mantravadi, M.D.
Kathryn D. Callen            Michael J. Mirro, M.D.

      The foregoing Audit Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

                       COMPENSATION OF EXECUTIVE OFFICERS
                                  AND DIRECTORS

SUMMARY COMPENSATION TABLE

      The following table sets forth certain information regarding compensation paid or accrued for the years ended December 31, 2002, 2001 and 2000, to the Company's chief executive officer and each of the Company's three other most highly compensated executive officers (the "Named Executive Officers"), based on salaries and bonuses earned during 2002.


                                                                                                Long Term
                                                                                               Compensation
                                                                                               ------------
                                                                  Annual Compensation           Securities
                                                                ------------------------        Underlying       All Other
Name and Principal Position                         Year         Salary          Bonus          Options (1)    Compensation
---------------------------------------------------------------------------------------------------------------------------
Donald F. Schenkel                                  2002        $204,488        $     --           7,000        $  5,515 (2)
   Chairman of the Board, President, and            2001         189,096         110,396              --           4,981 (3)
   Chief Executive Officer                          2000         149,350          89,610              --           1,792 (4)

Curtis A. Brown                                     2002         140,472              --           7,000           3,358 (5)
   Executive Vice President and Chief               2001         133,244          57,915              --           3,170 (5)
   Lending Officer                                  2000         117,521          59,225              --              --

Kevin J. Himmelhaver                                2002         122,643              --           7,000           3,679 (5)
   Executive Vice President, Chief                  2001         116,986          50,622              --           3,509 (5)
   Financial Officer and Secretary                  2000         107,302          54,075              --              --

Gary D. Shearer                                     2002          99,477              --           2,500           2,984 (5)
   Senior Vice President and Trust                  2001          94,472          32,170           2,500           2,843 (5)
   Officer of the Bank                              2000          90,000          27,000              --              --


(1) Options to acquire shares of common stock. The Company has never granted SARs or restricted stock awards.

(2) Includes $1,792 in life insurance premiums and Company contribution under its 401(k) Plan of $3,323.

(3) Includes $1,792 in life insurance premiums and Company contribution under its 401(k) Plan of $3,189.

(4)   Represents life insurance premiums.

(5)   Represents Company contribution under its 401(k) Plan.

EMPLOYMENT AGREEMENTS

      Effective January 1, 2002, the Company entered into an employment agreement with Mr. Schenkel. The term of Mr. Schenkel's employment agreement is five years and is effective through December 31, 2006. The employment agreement addresses terms and conditions of employment, including rate of base pay, incentive compensation opportunities, participation in employee benefit plans and perquisites for Mr. Schenkel. The employment agreement provides that the Company will have the right at any time to terminate Mr. Schenkel's employment and that Mr. Schenkel will have the right to terminate his employment at the Company. In the event of termination by Mr. Schenkel for good reason or by the Company without cause (as those terms are defined in the employment agreement), the Company will provide Mr. Schenkel with a lump sum equal to his base salary for the longer of the remaining term of the agreement or two years. In the event of a change of control, Mr. Schenkel will receive a minimum of 2.99 times base salary which may be increased from time to time by the Board of Directors.

      Mr. Schenkel's agreement prohibits him from competing with the Company during the period of his employment and for a minimum of two years thereafter. Mr. Schenkel's agreement also provides for a consulting period of five years beginning January 1, 2007 to provide for a smooth transition of management duties upon expiration of Mr. Schenkel's agreement. Either party may terminate such consulting relationship without further payment. Upon termination without cause of this consulting relationship by the Company, Mr. Schenkel's SERP benefit commences (see "Deferred Compensation").

      The Company has entered into employment agreements effective April 25, 2002, with Messrs. Brown and Himmelhaver, each for an initial term of three years with automatic three-year renewals. Each agreement addresses terms and conditions of employment, including rate of base pay, incentive compensation opportunities, participation in employee benefit plans and perquisites. Each agreement provides that the Company will have the right at any time to terminate the executive and that the executive will have the right to terminate his employment with the Company. In the event of termination by the executive with cause or by the Company without cause (as those terms are defined in the agreement), the Company will pay the executive a lump-sum equal to the greater of two times his base salary at the then effective rate being paid to the executive or the remaining term of the agreement times his base salary at the then-effective rate. The agreement prohibits the executive from competing with the Company during the periods of their employment and for a minimum of two years thereafter. In the event of a change of control, if the Company terminates the executive's employment without cause or the executive terminates with good cause, the executive will receive a minimum of 2.99 times base salary and an average bonus payment calculated as 2.99 times the three-year average of the executive's bonuses awarded under the Company's incentive plans for the last three completed calendar years prior to the termination.

      The Company has also entered into an employment agreement effective April 25, 2002, with Mr. Shearer for an initial term of two years with automatic two-year renewals. Mr. Shearer's agreement addresses terms and conditions of employment, including rate of base pay, incentive compensation opportunities, participation in employee benefit plans and perquisites. His agreement provides that the Company will have the right at any time to terminate him and that Mr. Shearer will have the right to terminate his employment with the Company. In the event of termination by Mr. Shearer with cause or by the Company without cause (as those terms are defined in the agreement), the Company will pay Mr. Shearer a lump-sum equal to two times his base salary at the then effective rate being paid to him. The agreement prohibits Mr. Shearer from competing with the Company during the periods of his employment and for a minimum of two years thereafter. In the event of a change of control, if the Company terminates Mr. Shearer's employment without cause or he terminates with good cause, Mr. Shearer will receive two year(s) base salary and an average bonus payment calculated as two times the three-year average of the his bonuses awarded under the Company's incentive plans for the last three completed calendar years prior to the termination.

DEFERRED COMPENSATION

      Certain highly compensated employees, as defined in the Internal Revenue Code, are eligible to participate in an unfunded non-qualified deferred compensation plan (the "Deferred Compensation Plan"), effective January 1, 2002. An employer contribution may be made on behalf of each of the participants, in the sole discretion of the Compensation Committee, not to exceed 20% of bonuses otherwise payable under the Company's bonus program. The Deferred Compensation Plan also allows for employee deferrals, but this feature has not been effectuated. Employer contributions are subject to a rolling four-year cliff vesting schedule.

      The declared interest rate on deferred amounts is 4%, compounded quarterly. Distributions are made upon termination of employment. Brown, Himmelhaver, Shearer, and two other Bank officers are participants under the Deferred Compensation Plan.

      Effective January 1, 2002, the Company also established the Tower Financial Corporation Supplemental Executive Retirement Plan (the "SERP") which provides benefits payable out of its general assets to certain participants. The benefits under the SERP are equal to 25%, plus 2% per year of service (maximum 35%) times the executive's final base salary, minus their social security benefits. The maximum annual benefit is $100,000. The SERP provides a single-life benefit at age 70, with the normal retirement age under the SERP. Mr. Schenkel is the only participant under the SERP. The estimated present value of the accrued benefit, under the SERP, payable to Mr. Schenkel in monthly installments for life upon retirement at normal retirement age is approximately $625,800. If Mr. Schenkel is terminated upon a change in control, he will receive a lump sum distribution at the present value of his accrued benefit.

COMPENSATION OF DIRECTORS

      Each non-employee director received an annual retainer of $2,400 and an attendance fee of $100 per each board meeting and committee meeting attended in 2002. The Company believes that these compensation levels are consistent with the compensation paid to directors of other financial holding companies and banks of similar size. For the year ended December 31, 2002, total directors fees paid were $64,400.

      On January 1, 2002, the Board of Directors adopted the Deferred Compensation Plan for Non-Employee Directors (the "Directors Deferred Plan"). The Directors Deferred Plan allows each non-employee director to defer payment of director fee and attendance fee compensation earned during each quarter. A director must make an election whether to participate in the Directors Deferred Plan or may elect not to participate. The Board of Directors administers the Directors Deferred Plan. Deferred balances in the plan will accrue interest initially at 4%, subject to change from time to time by the Compensation Committee of the Board of Directors. The Directors Deferred Plan allows for payments of deferred compensation upon the earlier of 10 years from the time a director becomes a participant in the plan or retirement from the Board, in a lump sum amount or a maximum of four installment payments. Those directors participating in the Directors Deferred Plan are Callen, Gouloff, Hartman, Henry, Mantravadi, D. Niezer, W. Niezer, Ruffolo, Smith, Tippmann, and Walters. Of the directors fees paid during 2002, $45,000 was deferred under the Directors Deferred Plan.

STOCK OPTIONS

      On December 14, 1998, the Board of Directors and the Company's then sole stockholder adopted the 1998 Stock Option and Incentive Plan (the "1998 Stock Option Plan"). Under the 1998 Stock Option Plan, the Company may award qualified and non-qualified stock options and performance shares to employees and directors of the Company and the Bank. The aggregate number of shares of common stock that may be awarded under the 1998 Stock Option Plan is 310,000, subject to adjustment in certain events. No individual participant may receive awards for more than 75,000 shares in any calendar year. As of December 31, 2002, options to purchase 302,038 shares of common stock were outstanding under the 1998 Stock Option Plan.

      On April 17, 2001, the Board of Directors and the shareholders of the Company adopted the 2001 Stock Option and Incentive Plan (the "2001 Stock Option Plan" and together with the 1998 Stock Option Plan, the "Stock Option Plans"). Under the 2001 Stock Option Plan, the Company may award qualified and non-qualified stock options and performance shares to employees and directors of the Company and the Bank. The aggregate number of shares of common stock that may be awarded under the 2001 Stock Option Plan is 125,000, subject to adjustment in certain events. No individual participant may receive awards for more than 75,000 shares in any calendar year. As of December 31, 2002, options to purchase 72,400 shares of common stock were outstanding under the 2001 Stock Option Plan.

      The Stock Option Plans are administered by the Compensation Committee. Subject to the terms of each plan, the Compensation Committee has the sole discretion and authority to select those persons to whom awards will be made, to designate the number of shares to be covered by each award, to establish vesting schedules, to specify all other terms of the awards (subject to certain restrictions) and to interpret the Stock Option Plans.

      With respect to stock options under the Stock Option Plans that are intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code, the option price must be at least 100% (or, in the case of a holder of more than 10% of the common stock, 110%) of the fair market value of a share of common stock on the date of the grant of the stock option. The Compensation Committee will establish, at the time the options are granted, the exercise price of options that do not qualify as incentive stock options ("non-qualified stock options"), which may not be less than 100% of the fair market value of a share of common stock on the date of grant. No incentive stock option granted under the Stock Option Plans may be exercised more than 10 years (or, in the case of a holder of more than 10% of the common stock, five years) from the date of grant or such shorter period as the Compensation Committee may determine at the time of the grant, which period may not be more than 10 years from the date of grant. Under each Stock Option Plan, the Compensation Committee may also make awards of performance shares, in which case the grantee would be awarded shares of common stock, subject to the Company's satisfaction of performance goals determined by the Compensation Committee.

      The following table provides information with respect to options granted by the Company under the Stock Option Plans during the year ended December 31, 2002 to the Named Executive Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                          Number of           % of Total
                                         Securities        Options Granted      Exercise
                                         Underlying        to Employees in         or         Expiration
Name                                   Options Granted       Fiscal Year       Base Price        Date
--------------------------------------------------------------------------------------------------------
Donald F. Schenkel...............            7,000               15.91%           $13.55          2012
Curtis A. Brown..................            7,000               15.91%           $13.55          2012
Kevin J. Himmelhaver.............            7,000               15.91%           $13.55          2012
Gary D. Shearer..................            2,500                5.68%           $13.55          2012

      The following table provides information on the exercise of stock options during the year ended December 31, 2002 by the Named Executive Officers and the value of unexercised options at December 31, 2002:

               AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                    Number of
                                                                Securities Underlying                 Value of
                                                                   Unexercised                 Unexercised In-the-Money
                                   Shares                        Options at 12/31/02              Options at 12/31/02
                                 Acquired on      Value       ---------------------------    -------------------------------
Name                              Exercise       Realized     Exercisable / Unexercisable    Exercisable / Unexercisable (1)
----------------------------------------------------------------------------------------------------------------------------
Donald F. Schenkel...........         0            $ 0           38,929        17,000         $ 104,719      $  26,900
Curtis A. Brown..............         0              0           15,000        12,000         $  40,350      $  13,450
Kevin J. Himmelhaver.........         0              0           15,000        12,000         $  40,350      $  13,450
Gary D. Shearer..............         0              0            8,125         6,875         $  29,138      $  13,613

(1) The average of the closing bid and asked prices reported on the Nasdaq National Market System on December 31, 2002 was $12.69.

401(k) PLAN

      The Company established a 401(k) plan effective March 1, 1999 covering substantially all of its employees. The 401(k) plan allows employees to contribute up to 15% of their compensation. The Company may match a portion of the employees' contributions and provides investment choices for the employees, including investment in common stock of the Company. In 2002, the Company made matching contributions to the plan equal to 50% of a participant's contribution up to a maximum of 6% of such participant's compensation totaling $82,758. Matching contributions are vested equally over a six-year period. Company matching contributions to the 401(k) plan are approved annually by management and by the Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

      The following table gives information about the Company's common stock that may be issued upon the exercise of options, warrants, and rights under all of the Company's existing equity compensation plans as of December 31, 2002.

                                               (A)                      (B)                         (C)
                                       --------------------      -----------------       -------------------------
                                       Number of securities                                 Number of securities
                                           to be issued           Weighted-average        remaining available for
                                          upon exercise            exercise price          future issuance under
                                          of outstanding           of outstanding        equity compensation plans
                                        options, warrants        options, warrants         (excluding securities
                                            and rights               and rights           reflected in column (A)
Plan Category                                  (#)                      ($)                         (#)
------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by shareholders (1)                374,438                  $  10.355                     54,610
Equity compensation plans
not approved by shareholders                     --                         --                         --
                                            -------                  ---------                     ------
Total                                       374,438                  $  10.355                     54,610
                                            =======                  =========                     ======

(1) Consists of the 1998 Stock Option and Incentive Plan and the 2001 Stock Option and Incentive Plan.

RELATED PARTY TRANSACTIONS

      Related party transactions are subject to the review and approval of the Company's Audit Committee, which is composed exclusively of outside directors.

BANKING TRANSACTIONS

      Directors and officers of the Company and the Bank and the companies with which they are associated have banking and other transactions with the Company and the Bank in the ordinary course of business. Any loans and commitments to lend to such affiliated persons or entities are made in accordance with all applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated parties of similar creditworthiness and may not involve more than normal risk or present other unfavorable features to the Company and the Bank. Management believes that all transactions between the Company or the Bank on one hand, and any officer, director, principal shareholder, or other affiliate of the Company or the Bank on the other hand, are on terms no less favorable to the Company or the Bank than could be obtained on an arm's-length basis from unaffiliated third parties. As of December 31, 2002, the Bank had 39 outstanding loans to the directors and executive officers of the Company and the Bank totaling $16,608,693 and an aggregate amount under commitment, including these outstanding loans, totaling $20,991,948.

LEASE OF HEADQUARTERS BUILDING

      The Company leases its headquarters facility from Tippmann Properties, Inc., agent for director John V. Tippmann, Sr. The original lease was a 10-year lease which commenced on January 1, 1999, with annual rental payments of $9.75 per square foot for the first two years of the lease and fixed increases at the rate of $1.25 per square foot every two years thereafter, ending at $14.75 per square foot for the last two years of the lease. Subsequent addenda to the lease have been signed as the Company expanded its staff and needed additional space. These addenda contain similar lease rates and have identical expiration dates as the original lease agreement. During 2001, the original lease term was extended to 15 years with the last five years rental rate being $14.75 per square foot. The lease continues to provide for one renewal of 10 years at then prevailing market rates. Management believes that this lease is on terms no less favorable than could be obtained from unaffiliated third parties. During 2002, the Company paid Tippmann Properties, Inc. approximately $348,130 for rent and various building expenses.

                       APPOINTMENT OF OUTSIDE ACCOUNTANTS

      The Board of Directors has selected Crowe, Chizek and Company LLP ("Crowe Chizek") as the Corporation's principal independent auditors for the year ending December 31, 2003. The selection of Crowe Chizek as independent auditors for the Company will be submitted to the meeting in order to permit the shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Board. Representatives of Crowe Chizek are expected to be present at the meeting, will be given an opportunity to make a statement if they desire and will respond to appropriate questions by shareholders. Notwithstanding approval by the shareholders, the Board of Directors reserves the right to replace the auditors at any time upon the recommendation of the Audit Committee of the Board of Directors.

      Audit Fees. In aggregate, Crowe Chizek fees totaled $42,250 during 2002 for professional services for reviewing all of the Company's Form 10-QSB quarterly filings and Form 10-KSB annual filing and for auditing its annual financial statements for the year ended December 31, 2002.

      Audit Related Services. Crowe Chizek billed the Company $87,075 during 2002 for professional services for assistance with financial statement disclosures and reviews related to SEC registration of a rights and limited public offering and miscellaneous accounting and tax advice and the Bank's FHLBI Schedule of Eligible Mortgage Collateral as of December 31, 2002.

      Financial Information Systems Design and Implementation Fees. No professional services of the nature described in Regulation S-X Rule 2-01(c)(4)(ii) during the fiscal year ended December 31, 2002 were billed to the Company by Crowe Chizek.

      All Other Fees. Crowe Chizek also billed the Company $88,670 during 2002 for professional services other than audit and audit related services including income tax return preparation, property tax return preparation, compliance consulting, 401(k) Plan audit, consulting regarding quarterly and annual CEO and CFO certification requirements, and tax services for trust customers. The Audit Committee has considered whether the provision of these services is compatible with maintaining the auditor's independence.

                 SHAREHOLDERS' PROPOSALS FOR 2004 ANNUAL MEETING

      A proposal submitted by a shareholder for the 2004 Annual Meeting of Shareholders must be sent to the Secretary of the Company, 116 East Berry Street, Fort Wayne, Indiana, 46802, and received by November 8, 2003 in order to be eligible to be included in the Company's Proxy Statement for the meeting.

      In order to be considered at the 2004 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company's By-Laws. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before an annual shareholders' meeting. With respect to annual meetings, the By-Laws provide that a shareholder of record entitled to vote at such meetings may nominate one or more persons for election as director or directors or may properly bring business before such meeting only if the shareholder gives written notice thereof to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year's annual meeting. In the event the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

      The advance notice provisions in the Company's By-Laws also provide that, for a special meeting of shareholders called for the purpose of electing directors to be timely, a shareholder's notice must be delivered or received not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of nominees to be elected at such meeting is first made.

      The specific requirements of these advance notice and eligibility provisions are set forth in Section 1.4 and Section 1.5 of the Company's By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary of the Company at the principal executive offices of the Company.

                                  OTHER MATTERS

      The Board of Directors does not know of any other matters to be brought before the Annual Meeting. If other matters are presented upon which a vote may properly be taken, it is the intention of the persons named in the proxy to vote the proxies in accordance with their best judgment.


                                                                     TFCCM-PS-02

                                      PROXY

                           TOWER FINANCIAL CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 15, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of shares of Common Stock of Tower Financial Corporation (the "Company") hereby appoints Donald F. Schenkel and Kevin J. Himmelhaver and each of them, the Proxies of the undersigned, with full power of substitution, to attend and represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at 116 East Berry Street, Fort Wayne, Indiana, on Tuesday, April 15, 2003 at 5:30 p.m., Fort Wayne time, and at any adjournment or adjournments thereof, and to vote all of such shares that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or postponement thereof, as follows on the reverse side.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, the Proxy Statement furnished herewith, and the 2002 Annual Report to Shareholders. Any proxy heretofore given to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders is hereby revoked.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR AND FOR ALL OTHER PROPOSALS.

1. ELECTION OF DIRECTORS. To elect five directors of the Company to serve until the 2006 annual meeting of shareholders.

Nominees: (01) Kathryn D. Callen, (02) Craig S. Hartman, (03) Jerome F. Henry, Jr., (04) Debra A. Niezer, and (05) Joseph D. Ruffolo

FOR ALL NOMINEES  (BOX)              WITHHELD FROM ALL NOMINEES  (BOX)

FOR ALL NOMINEES EXCEPT AS NOTED BELOW  (BOX)

      (INSTRUCTION:  To withhold authority to
      vote for any individual nominee, write that nominee's name in the space provided below.)

      -------------------------------------

      -------------------------------------

      -------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF Crowe, Chizek and Company LLP, as principal independent auditors of the Company for the year ending December 31, 2003.

      FOR (BOX)         AGAINST (BOX)        ABSTAIN (BOX)

3. In their discretion, the Proxies are authorized to vote upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     (BOX)

MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING  (BOX)

5:30 p.m., Tower Bank Lobby
116 E. Berry Street, Fort Wayne, IN

Please fill in, sign, date and return the proxy card promptly, using the enclosed envelope.

NOTE: Please sign exactly as name appears hereon. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature: ___________ Date: __________ Signature: ____________ Date: _________